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                                                                   Exhibit 3.158

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         NORMAN BRUCE JETTON, M.D., INC.

     NORMAN BRUCE JETTON, M.D. certifies that:

          1. He is the President and Secretary of NORMAN BRUCE JETTON, M.D., INC., a California corporation.

          2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                    ARTICLE I

     The name of this corporation is: NORMAN BRUCE JETTON, INC.

                                   ARTICLE II

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE IV

     The corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is seven thousand five hundred (7,500).

          3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

          4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with
Section 902 of the Corporations Code of the State of California. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

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     I further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this certificate are true and correct and of my own knowledge.

Dated: December 2nd, 1999.


                                        /s/ Norman Bruce Jetton, M.D.
                                        ----------------------------------------
                                        NORMAN BRUCE JETTON, M.D.
                                        President


                                        /s/ NORMAN BRUCE JETTON, M.D.
                                        ----------------------------------------
                                        NORMAN BRUCE JETTON, M.D.
                                        Secretary


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